Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Ladies and Gentlemen:

We have read the attachment filed under Item 77k of IndexIQ ETF
Trust Form N-SAR dated June 29, 2015 and are in agreement with the statements contained therein.


/s/ Ernst & Young LLP
New York, New York